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EXHIBIT K

LIST OF SUBSIDIARIES OF XCEL ENERGY INC.

1480 Welton, Inc.
BCH Energy, Limited Partnership
Baugh Lateral Ditch Company
Beeman Irrigating Ditch & Milling Company
Borger Energy Associates, L.P.
Borger Funding Corporation
Cadence Network, Inc.
Carolina Energy, L.P.
Cheyenne Light, Fuel and Power Company
Chippewa and Flambeau Improvement Company
Clearwater Investments, Inc.
Consolidated Extension Canal Company
Dragon Energy Corp.
Dry Creek No. 2 Ditch Company
ESOCO Crockett, Inc.
Ekibastus Power Development Limited
Eloigne Company
Enterprise Irrigating Ditch Company
Front Range Energy Associates, LLC
Gardeners Mutual Ditch Company
Green and Clear Lakes Company
Independent Power Americas, Inc.
Independent Power International Limited
Independent Power UK Limited
Jones and Donnelly Ditch Company
KES Jamaica, L.P.
KES Montego, Inc.
Las Animas Consolidated Canal Company
NCE Communications, Inc.
NSP Lands, Inc.
NSP Nuclear Corporation
Northern Border Partners (NBP)
Northern Colorado Telecommunications, LLC
Northern States Power Company, a Minnesota corporation
Northern States Power Company, a Wisconsin corporation
Nuclear Management Company, LLC
P.S.R. Investments, Inc.
Planergy Capital Associates Incorporated
Planergy International Inc.
Planergy Services, Inc.
Precision Resource Company
Prescott Development, L.L.C.
Private Fuel Storage L.L.C.
Proto-Power Corporation
Proto-Power Michigan Inc.
Proto-Power New York Inc.

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Public Service Company of Colorado
Quixx Borger Cogen, Inc.
Quixx Carolina, Inc.
Quixx Corporation
Quixx Jamaica, Inc.
Quixx Linden, L.P.
Quixx Louisville, L.L.C.
Quixx Mountain Holdings, LLC
Quixx Power Services, Inc.
Quixx Resources, Inc.
Quixx WPP94, Inc.
Quixx WRR, L.P.
Quixxlin Corporation
Reddy Kilowatt Corporation
Safe Haven Homes, LLC
Seren Innovations, Inc.
Southwestern Public Service Company
Texas-Ohio Pipeline, Inc.
The East Boulder Ditch Company
The Fisher Ditch Company
The Hillcrest Ditch and Reservoir Company
The United Water Company
United Power and Land Company
Universal Utility Services, LLC
Utility Engineering Corporation
WYCO Development LLC
WestGas InterState, Inc.
Windpower Partners 1994, L.P.
XERS Inc.
Xcel Energy Argentina Inc.
Xcel Energy Communications Group Inc.
Xcel Energy Foundation Inc.
Xcel Energy International Inc.
Xcel Energy Markets Holdings Inc.
Xcel Energy O&M Services Inc.
Xcel Energy Performance Contracting Inc.
Xcel Energy Products and Services Inc.
Xcel Energy Retail Holdings Inc.
Xcel Energy Services Inc.
Xcel Energy Transco Inc.
Xcel Energy Ventures Inc.
Xcel Energy WYCO Inc.
Xcel Energy Wholesale Group Inc.
Xcel Energy Wholesale Propane Inc.
Xcel Energy-Cadence Inc.
Young Storage Company
Young Gas Storage Company, Ltd.
e prime Energy Marketing, Inc.
e prime Florida, Inc.
e prime Georgia, Inc.
e prime, inc.

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  EXHIBIT K
LIST OF SUBSIDIARIES OF XCEL ENERGY INC.